UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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CIMETRIX INCORPORATED

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CIMETRIX INCORPORATED
6979 South High Tech Drive
Salt Lake City, Utah 84047-3757

April 30, 2009

Dear Shareholder:

     On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders for Cimetrix Incorporated, which will be held on Saturday, June 27, 2009, at 9:00 a.m. at the Company's headquarters, located at 6979 South High Tech Drive, Salt Lake City, Utah.

     At the meeting, your board is asking you to: (i) elect two directors for a three-year term; (ii) ratify the appointment of HJ & Associates, LLC as the Company's independent registered public accountants; and (iii) transact such other business as may properly come before the meeting or any adjournment thereof. These proposals are more fully set forth in the proxy statement, which you are urged to read thoroughly. We will also report on the progress of the Company.

     This year, in accordance with new U.S. Securities and Exchange Commission (SEC) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this new rule will make the proxy distribution process more efficient and less costly and will help in conserving natural resources.

     Your vote is important! Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

Very truly yours,

By: /s/ Robert H. Reback
Robert H. Reback President and Chief Executive Officer

INTERNET AVAILABILITY OF PROXY MATERIALS

     This year, in accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this new rule will make the proxy distribution process more efficient and less costly and will help in conserving natural resources.

CIMETRIX INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD JUNE 27, 2009
_____________________________

To our Shareholders:

     The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held on Saturday, June 27, 2009, commencing at 9:00 a.m., in the Company's headquarters located at 6979 South High Tech Drive, Salt Lake City, Utah, to consider and vote on the following matters described in this notice and the Proxy Statement:

1.     To elect two directors to the Company's Board of Directors for a three-year term;

2.     To ratify the appointment of HJ & Associates, LLC as the Company's independent registered public accountants for the fiscal year ending December 31, 2009;

3.     To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 30, 2009 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 33,643,057 shares of common stock were outstanding.

     The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to shareholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials on line, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card as instructed on the Notice of Internet Availability. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

     This Notice of Annual Meeting of Shareholders and related Proxy Materials are being distributed or made available to shareholders beginning on or about May 12, 2009.

By Order of the Board of Directors,

By:/s/ Jodi M. Juretich
April 30, 2009	Jodi M. Juretich
Salt Lake City, Utah	Chief Financial Officer, Secretary/Treasurer

CIMETRIX INCORPORATED
6979 South High Tech Drive
Salt Lake City, Utah 84047-3757

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is being provided to shareholders on or about May 12, 2009 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 2009 Annual Meeting of the Shareholders of the Company, which will be held on Saturday, June 27, 2009, commencing at 9:00 a.m., at the Company's headquarters, 6979 South High Tech Drive, Salt Lake City, Utah, and at any adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 30, 2009 (the "Record Date"). Only holders of record of the Company's common stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. The Company is making this proxy solicitation.

Voting via the Internet, by Telephone or by Mail

     As an alternative to voting in person at the annual meeting, shareholders whose shares are registered in their own names may vote via the Internet, by telephone or, for those shareholders who receive a proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of HJ & Associates, LLC as Cimetrix’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal No. 2), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

     If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the voting instruction card provided by your record holder in accordance with the instructions included therewith. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot. Shareholders can access the 2009 Proxy Statement and Annual Report to Shareholders electronically on our website at http://www.cimetrix.com/Investors/2009ProxyMaterials/

Voting Rights

     At the Record Date, there were 33,643,057 shares of the Company's common stock outstanding, all of which are entitled to be voted at the meeting. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     Holders of the common stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. Generally, in order for action to be taken on any matter, the votes received in favor must exceed the votes against, except for the election of directors. There is no cumulative voting and directors are elected by a plurality vote. The nominee for director receiving the highest number of votes at the Annual Meeting will be elected. The ratification of HJ & Associates, LLC as the Company's independent registered public accountants must be approved by the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting, in person or by proxy.

     Shares of our common stock which are entitled to be voted at the Annual Meeting, and which are represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of Robert H. Reback and Scott C. Chandler as director; (ii) FOR the ratification of the appointment by the Audit Committee of HJ & Associates, LLC to be our independent registered public accountants for the year ending December 31, 2009; and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting and that we did not have notice of a reasonable time prior to the availability this Proxy Statement. We are not currently aware of any other matter that may be presented at the Annual Meeting.

     Your proxy may be revoked by providing written notice to Jodi M. Juretich, Chief Financial Officer, Secretary and Treasurer, Cimetrix Incorporated, 6979 High Tech Drive, Salt Lake City, UT 84047, at any time prior to its exercise, by delivering a later-dated proxy to Ms. Juretich or by attending the Annual Meeting and voting your shares in person.

Proxy Solicitation Costs

     The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own common stock listed of record in the names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, electronic and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid for such efforts.

ELECTION OF DIRECTORS

Proposal 1

Election to the Board of Directors

     The Nominating Committee of the Board of Directors ("Nominating Committee") has nominated Robert H. Reback, director since 2002, and Scott C. Chandler, director since 2003, for election to the Board of Directors for a three-year term. Messrs Reback, and Chandler, have consented to being named in the Proxy Statement as a nominee for election as director and have agreed to serve as a director if elected.

     Under the Company's Articles of Incorporation and Bylaws, the directors are divided into three classes. The term of office of one class of directors expires in each year. Directors are elected for terms of three years, to serve until their successors are elected and qualified. There is no cumulative voting for the election of directors. If Messrs Reback and Chandler should for any reason become unavailable for election, the proxies may be voted for the election of a substitute nominee as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Board of Directors

The Board of Directors of the Company is currently comprised of the following individuals:

			Expiration	Expiration of
		Director	Of Current	Term For Which	Position With
Name	Age	Since	Term	Nominated	The Company

Robert H. Reback	49	2002	2009	2012	President, Chief Executive
					Officer and Director
C. Alan Weber	57	2003	2010	N/A	Director
Scott C. Chandler	47	2003	2009	2012	Director
Michael B. Thompson	56	2004	2011	N/A	Director

Biographical Information

     There is no family relationship among the current directors and executive officers. There is no arrangement or understanding between any director and any other person pursuant to which the director was or is to be selected as a director or nominee. The following sets forth brief biographical information for Messrs Reback and Chandler, the nominees, and our other directors.

     Robert H. Reback President, Chief Executive Officer and Director has served as a director of the Company since July 2002, and was nominated by the Nominating Committee of the Board of Directors to be included in this year’s proxy statement as a director nominee. Mr. Reback joined Cimetrix as Vice President of Sales in January, 1996 was promoted to Executive Vice President of Sales in January, 1997 and was promoted to President on June 25, 2001. Mr. Reback was the District Manager of Fanuc Robotics' West Coast business unit from 1994 to 1995. From 1985 to 1993, he was Director of Sales/Account Executives for Thesis, Inc., a privately-owned supplier of factory automation software, and was previously a Senior Automation Engineer for Texas Instruments. Mr. Reback has a B.S. degree in Mechanical Engineering and a M.S. degree in Industrial Engineering from Purdue University.

     Scott C. Chandler has served as a director of the Company since May 2003, and was nominated by the Nominating Committee of the Board of Directors to be included in this year’s proxy statement as a director nominee. Since 2002 Mr. Chandler has been Managing Partner for Franklin Court Partners, LLC, a consulting firm designed to help companies develop business plans, raise initial funding, identify and complete mergers and acquisitions, secure additional rounds of financing and assist in operational and financial restructuring. From 1998 to 2001, Mr. Chandler was Chief Financial Officer (1998-2000) and Senior Vice President for Global Business Development (2000-2001) for RHYTHMS NetConnections, a leading provider of broadband services utilizing digital subscriber line (DSL) technology. At RHYTHMS, Mr. Chandler was responsible for raising over $2 billion for the company and in 2001 led the financial restructuring of RHYTHMS which resulted in the sale of its assets to MCI. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR, a pioneer in the cable television equipment industry. Under Mr. Chandler's leadership, C-COR's revenues increased to over $150 million, and it was named by Fortune magazine as one of the 100 fastest-growing public companies. Mr. Chandler earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania, and a B.A from Whitworth College. Mr. Chandler currently serves as a member of the board of directors of Disaboom, a publicly traded company several privately held companies.

     Michael B. Thompson has served as a director of the Company since May 2004. Mr. Thompson is currently the VP of R&D and Information Technology for Kersh Risk Management in Plano, Texas. Kersh is B2B Company focused on helping employees and dependents make behavioral changes to improve health which benefits the employee while driving significant health care cost savings for employers. In 2007 and 2008 Mr. Thompson was the COO of Mediaport Entertainment, Inc a digital media kiosk company that provides automated fulfillment and point of sale solutions for music, movies, eBooks, audio books, and other digital media. From 2003 to 2006 Mr. Thompson served as President, Chief Executive Officer and director of Setpoint Companies, an industry leader in lean automation that fully designs, assembles, tests and delivers automated assembly and test equipment. Mr. Thompson was integrally involved in Setpoint’s hub–and-spoke growth initiative starting (4) new companies while directly managing MySchedule.Net, Setpoint Spectrometers, and Rocky Mountain Testing Solutions. From 1986 to 2003, Mr. Thompson was the Vice President of the Planning and Logistics Solutions Group of Brooks’ software division. Brooks Planning and Logistics Solutions Group's primary market focus is to provide simulation, scheduling and material handling automation and software controls to the semiconductor and related high technology industries. He was the President of AutoSimulations, Inc., which was acquired by Brooks in January of 2000. Mr. Thompson has been involved with automation, modeling and scheduling manufacturing systems for over 25 years. He holds B.S. and M.S. degrees from the Department of Engineering Sciences and Technology at Brigham Young University. Mr. Thompson has been a pioneer in the field of industrial scheduling, workforce scheduling, and the application of simulation technology to industrial problems. He has authored numerous papers and articles that have been published in technical magazines and professional journals.

     C. Alan Weber has served as a director of the Company since May 2003. Mr. Weber is the President of Alan Weber and Associates, Inc., a consulting company specializing in semiconductor Advanced Process Control, process data collection and management, and other related manufacturing systems technologies. Before founding his own company, he was the Vice President/General Manager of the KLA-Tencor Control Solutions Division, which was acquired from ObjectSpace, Inc. in March 2000. While at ObjectSpace, Mr. Weber was responsible for all aspects of the company's semiconductor manufacturing system business. Before joining ObjectSpace in early 1997, Mr. Weber spent eight years at SEMATECH and was responsible for advanced manufacturing systems and related standards R&D. Prior to this, Mr. Weber spent 16 years at Texas Instruments, managing a variety of technology programs in the semiconductor CAD and industrial automation/control businesses. Mr. Weber has B.A. and M.E.E. degrees in Electrical Engineering from Rice University.

The Board of Directors recommends that the shareholders vote "FOR" the election of the two nominees to the Board.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

Proposal 2

     The Audit Committee has selected the firm of HJ & Associates, LLC, certified public accountants, to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2009. HJ & Associates, LLC audited the Company's consolidated financial statements since the fiscal year ended December 31, 2006. Representatives from the firm are expected to be present at the Annual Meeting of Shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The following table presents the professional fees paid to HJ & Associates, the Company's independent registered public accountants, for the years ended December 31, 2008 and 2007.

	2008	2007
Audit fees	$8,000	$66,400
Audit-related fees	-	-

Tax fees	5,200	4,720
Other fees	-	-

Total	$73,200	$71,120

     Audit fees consist of fees for the audit of the Company’s annual consolidated financial statements included in the Company’s report on Form 10-K, the review of the consolidated interim financial statements included in Forms 10-Q, and services in connection with the Company’s various statutory and regulatory filings. Tax fees consist of fees for the preparation of the Company’s federal and state corporate income tax returns.

Pre-Approval Policies

     It is Cimetrix’s policy that the Audit Committee pre-approves all audit, tax and other services performed by our independent registered public accounting firm. All of the services described in the table above were approved in advance by our Audit Committee.

     The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of HJ & Associates, LLC as the Company's independent registered public accountants for fiscal year 2009.

BOARD MEETINGS AND COMMITTEES

Board Meetings

     The Company's Board of Directors held five formal board meetings during 2008. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the meetings of each of the committees on which they served during 2008. In addition, due to the progressively deteriorating economic conditions during 2008, a number of informal meetings were held in which management provided updates to the board members on the impact of the economy on the Company business and other operational matters.

Board Committees

     The Board of Directors currently has standing audit, compensation and nominating committees. No separate compensation is paid for committee attendance or assignments.

     The Audit Committee currently consists of three independent directors, Scott C. Chandler, C. Alan Weber and Michael B. Thompson, and held one meeting during 2008. Each member of the audit committee is considered independent as defined by the rules of the New York Stock Exchange. The report of the Audit Committee is included below. The Board of Directors has determined that Scott Chandler, chairman of the Audit Committee, is an audit committee financial expert, as that term is defined under the Exchange Act.

     The Compensation Committee currently consists of Scott C. Chandler, C. Alan Weber and Michael B. Thompson, and held four meetings during 2008. All members of the Compensation Committee are independent as defined by the rules of the New York Stock Exchange and “independent directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Additional information regarding the functions, procedures and authority of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 8 below. The report of the Compensation Committee is included below starting on page 12.

     The Nominating Committee held one meeting during 2008. The Nominating Committee currently consists of Scott C. Chandler, C. Alan Weber and Michael B. Thompson, who are considered independent as defined by the rules of the New York Stock Exchange. Functions of the Nominating Committee include identification of qualified individuals to serve as members of the Board of Directors, recommendation to the Board of Directors of a slate of nominees for election at each annual meeting of shareholders, recommendation to the Board of Directors concerning the appropriate size, function, needs and composition of the Board and its committees, and advising the Board of Directors on other corporate governance matters. The Nominating Committee will consider nominations from shareholders of individuals to serve as members of the Board of Directors to be elected at the Company's annual meeting to be held in 2010 if such nominations are received by the Nominating Committee no later than January 1, 2010 and if the nominees meet the criteria set by the Nominating Committee for individuals to serve on the Board of Directors.

Audit Committee Report

     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company’s compliance with corporate policies, legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. The Audit Committee has met with management and discussed the

Company's internal controls, the quality of the Company's financial reporting, and the results of the audit of the Company's consolidated financial statements. In addition, the Audit Committee has met with the Company's independent registered public accountants, HJ & Associates, LLC, and discussed all matters required to be discussed by the independent registered public accountants with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the independent registered public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered whether the other non-audit services provided by the independent registered public accountants potentially impaired their independence and determined that it did not.

     In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent registered public accountants, who are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report on these consolidated financial statements.

     Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. In addition, the Audit Committee selected HJ & Associates, LLC as the independent registered public accountants for the Company for the year ending December 31, 2009.

Respectfully submitted,

Scott C. Chandler
C. Alan Weber
Michael B. Thompson

EXECUTIVE OFFICERS

     The following table sets forth certain biographical information with respect to the executive officers of the Company:

Name	Age	Title

Robert H. Reback	49	President and Chief Executive Officer
David P. Faulkner	53	Executive Vice President of Sales and Marketing
Kourosh Vahdani	47	Vice President of Global Services
Jodi M. Juretich	47	Chief Financial Officer

     Each officer serves at the discretion of the Board of Directors. There is no arrangement or understanding between any officer and any other person pursuant to which the officer was or is to be selected as an officer or nominee. There are no family relationships between any of the officers and/or between any of the officers and directors. Biographical information for Mr. Reback is set forth above under “Board of Directors-Proposal 1.”

     David P. Faulkner joined the Company in August 1996. Mr. Faulkner was previously employed as the Manager of PLC Marketing, Manager of Automotive Operations and District Sales Manager for

GE Fanuc Automation, a global supplier of factory automation computer equipment specializing in programmable logic controllers, factory software and computer numerical controls from 1986 to 1996. Mr. Faulkner has a B.S. degree in Electrical Engineering and an MBA degree from Rensselaer Polytechnic Institute.

     Kourosh Vahdani joined Cimetrix as Vice-President of Global Services in December 2004. Prior to joining Cimetrix, Mr. Vahdani was a Senior Consultant performing contract services for Xilinx, Inc. during 2004. From 1996 to 2003, he was Director of Western Operations for TRW, Inc. Manufacturing Solutions, with responsibility for the systems integration business serving semiconductor manufacturers worldwide. From 1987 to 1996, Mr. Vahdani worked for Advanced Micro Devices in a variety of engineering and management positions associated with factory automation. Mr. Vahdani has a B.S. degree in Computer Sciences from St. Edwards University in Austin, Texas.

     Jodi M. Juretich, Chief Financial Officer, joined Cimetrix in May 2007 and was promoted to Chief Financial Officer in November 2008. Ms. Juretich has a strong background of over 10 years in executive accounting management for private high-growth companies as well as 10 years of public accounting experience. Prior to joining Cimetrix, Ms. Juretich was Vice President of Finance for two venture funded private companies and General Manager for a subsidiary of Monster.com. She has played key roles in raising venture capital in start-up organizations and most recently led Cimetrix in implementing and managing the new Sarbanes-Oxley compliance requirements. Ms. Juretich holds a Bachelor of Science degree in Business Management from Westminster College. She is currently a member of the Institute of Management Accountants.

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion and analysis provides information regarding the Company's executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on the Company's objectives, principles, practices and decisions with regards to the compensation of Robert H. Reback, President and Chief Executive Officer, David P. Faulkner, Executive Vice President of Sales and Marketing, Kourosh Vahdani, Vice President of Global Services, and Jodi M. Juretich, Chief Financial Officer, Secretary and Treasurer, our named executive officers (“Named Executive Officers”).

Executive Compensation Objectives and Principles

     The overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders. Accordingly our executive compensation program incorporates the following principles:

Compensation should be based upon individual job responsibility, demonstrated leadership ability, management experience, individual performance and Company performance.

Compensation should reflect the fair market value of the services received. The Company believes that a fair and competitive pay package is essential to attract and retain talented executives in key positions.

Compensation should reward executives for long-term strategic management and enhancement of shareholder value.

Compensation should reward performance and promote a performance oriented environment.

Executive Compensation Procedures

     To attain the Company's executive compensation objectives and implement the underlying compensation principles, the Company follows the procedures described below.

Role of the Compensation Committee.

     The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs of the Company and for making decisions regarding the compensation of the Company’s Named Executive Officers. The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee. The Compensation Committee sets the compensation package of the Named Executive Officers, including their annual bonus. Mr. Reback, the President and Chief Executive Officer, suggests items to be considered by the Compensation Committee from time to time, including the compensation package for the other Named Executive Officers, and participates in the meetings of the Compensation Committee.

     The Compensation Committee relies on its judgment in making compensation decisions after reviewing the performance of the Company and evaluating the executives’ leadership ability and responsibilities with the Company and current compensation arrangements. The Compensation Committee assessment process is designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

Role of Consultants.

     During 2008, the Compensation Committee and the Company did not retain any compensation consultant to render services regarding executive compensation, but may seek the advice of such persons in the future.

Employment and Independent Contractor Agreements.

     The Company does not currently have employment agreements with any of its Named Executive Officers. The Compensation Committee of the Board of Directors is currently in the process of reviewing proposed employment agreements for these officers.

Elements of Compensation

     The Company's executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

  Base Salary

  Annual Incentive Bonuses

  Stock-Based Compensation

  Retirement Benefits

  Other Benefits.

     Base Salary: The Compensation Committee reviewed the salaries of all the officers of the Company for fiscal year 2008. Salary decisions concerning the officers were based upon a variety of considerations consistent with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the software industry and other comparable companies. In assessing salaries, the Compensation Committee relied in part on a 2006 analysis performed by an independent compensation consultant, The Jaffe Group. The consultant compared the Company to others in the technology industry, with emphasis on companies with $4 million to $6.5 million in revenue and total employees of approximately 40. Second, the Compensation Committee considered each officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries. In consideration of the 2008 economic downturn, Messrs Reback, Faulkner, Vahdani and Ms. Juretich agreed to a delay in payment of salary beginning May 1, 2008 and the Company accrued a salary obligation on the Company books. A portion of this obligation was subsequently reduced by the issuance of restricted stock and stock option awards.

     Annual Incentive Bonuses: Each Named Executive Officer is eligible to participate in an annual performance-based bonus plan (“Annual Plan”). The Annual Plans are intended to motivate participating executives to achieve both short-term and long-term strategic and financial objectives. At the beginning of each fiscal year, the Compensation Committee (or Mr. Reback in the case of Named Executive Officers other than Mr. Reback) sets various financial and strategic objectives for the participating Named Executive Officers, the relative weight to be accorded those goals, and a target bonus level, expressed as a percentage of base salary, to be paid upon achievement of all designated performance goals. Those goals and target bonus amounts are set forth in an Annual Plan signed by the executive. In certain cases the strategic performance goals are qualitative, rather than quantitative. At or shortly after the end of each fiscal year, the Compensation Committee (or Mr. Reback in the case of Named Executive Officers other than Mr. Reback) determines the degree to which each Named Executive Officer’s specified annual performance goals were met, and the amount of annual bonus, if any, payable under the Annual Plan. In the case of qualitative performance measures, subjective discretion may be exercised in determining the degree to which the designated goals were met. In the event the specified performance goals are only partially achieved, a reduced performance bonus may be earned as specified in the Named Executive Officer’s Annual Plan. If financial performance goals are exceeded, additional bonus amounts may be earned above the target level, again as provided in the applicable Annual Plan. Annual plans provide target bonus levels but no threshold or maximum payouts.

     There were no Incentive Bonuses accrued or paid in 2007 or 2008. There were no bonus plans set or earned in both 2007 and 2008. The Compensation Committee of the Board of Directors is currently in the process of reviewing the 2009 bonus targets for Messrs Reback, Faulkner, and Vahdani and Ms. Juretich.

     Stock-Based Compensation: In May 2006, the Company’s shareholders approved the combined amendment and restatement of the Cimetrix Incorporated 1998 Incentive Stock Option Plan and the Cimetrix Incorporated Director Stock Option Plan as the Cimetrix 2006 Long-Term Incentive Plan (the “Plan”). In addition to stock options, the Plan authorizes the grant of stock appreciation rights, restricted stock awards, and other stock unit and equity-based options. Stock awards under the Plan are designed to align the interests of the shareholders and the Company's officers in the enhancement of shareholder value. Stock options are granted under the Plan by the Compensation Committee. Stock options are granted at an exercise price not lower than the fair market value of the Company's common stock on the date of grant. In making decisions regarding the stock option plan, the Compensation Committee evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility. When granting stock based compensation, the Compensation

Committee looks at each of these factors on a case by case basis. There are no specific guidelines or predetermined targets used by the Compensation Committee when determining the types and amounts of awards to be granted. To encourage long-term performance, the stock options granted under the Plan generally vest ratably over a three to four-year period and expire five to seven years after the date of grant. Vesting accelerates, however, upon termination on account of death or disability. Restricted stock vesting periods are generally a shorter term.

     In granting stock options to the Named Executive Officers, the Company also considers the impact of the grant on the Company's financial performance, as determined in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)"). For long-term equity awards, the Company records expense in accordance with SFAS 123(R), which may vary from the corresponding compensation value used by the Committee in determining the amount of awards.

     Retirement Benefits: The Company has a defined contribution retirement savings plan, which is qualified under Section 401(k) of the Code (the “401(k) Plan”). The plan is a broad-based, tax-qualified retirement plan under which eligible employees, including Messrs. Reback, Faulkner, and Vahdani and Ms. Juretich, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Code. During 2008, the Company made a matching contribution to the 401(k) Plan for those employees meeting minimum age and service requirements equal to 50% of the amount contributed by the employee, up to a matching contribution cap equal to 2% of the employee's annual compensation. The Company and its subsidiaries do not maintain any other pension or retirement plans. In response to the economic downturn, effective February 1, 2009, the Company suspended all matching contributions to the 401(k) Plan for all employees, including Messrs. Reback, Faulkner, and Vahdani and Ms. Juretich.

     Other Benefits. Other benefits are provided to Messrs. Reback, Faulkner, and Vahdani and Ms. Juretich in order to achieve a competitive pay package. The Compensation Committee believes that those benefits, which are detailed in the Summary Compensation Table for this year under the heading "All Other Compensation" are reasonable, competitive and consistent with the Company's overall executive compensation program.

Deductibility of Executive Compensation

     Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to the company's Chief Executive Officer during a tax year or to any of the Company's four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Code Section 162(m) for "qualified performance-based" compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company's shareholders).

     The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. No Named Executive Officer's compensation in 2008 exceeded the $1 million deduction limit.

Compensation Committee Report

     The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company's management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

C. Alan Weber
Scott C. Chandler
Michael B. Thompson

Summary Compensation Table

     Due to the cash position of the Company and the impact of global adverse market conditions on the semiconductor industry and business of the Company, each of the Named Executive Officers agreed to the payment of only a portion of their base salary during 2008, with the remainder accrued as an obligation due to the executive. A portion of this obligation was subsequently reduced by the issuance of restricted stock. The Named Executive Officers have each agreed to partial payment of their base salary during 2009 as well, until the business of the Company has recovered sufficiently to permit the payment of the full amount. The Company anticipates paying the accrued salaries as soon as it deems it financially prudent to do so. The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for services in all capacities to the Company and its affiliates for the years ended December 31, 2008 and 2007:

						Non-Equity
				Restricted		Incentive	All
Name and				Stock	Option	Plan	Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
(a)	(b)	(c)	(d)	(e) (1)	(f)(1)	(g)	(i)	(j)

Robert H. Reback	2008	$147,567(6)	$-	$27,708	$32,004	-	$10,221(2)	$217,500
President and Chief Executive	2007	175,000	-	63,818	66,579		10,976	316,373
Officer

David P. Faulkner	2008	126,250(7)	-	23,750	26,670	0	9,544(3)	194,089
Executive Vice President of Sales	2007	150,000	-	35,556	45,781	11,690(9)	9,948	252,975
and Marketing

Kourosh Vahdani	2008	126,250(7)	-	23,750	-	-	9,194(4)	159,194
Vice President of Global Services	2007	150,000	-	17,778	39,804	-	9,848	217,430

Jodi M. Juretich	2008	98,813(8)	-	-	5,957	-	1,547(5)	106,317
Chief Financial Officer, Secretary			-
and Treasurer

(1) The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS 123(R) of awards of stock options and restricted stock granted pursuant to the Company's long-term equity compensation plans and thus include amounts associated with awards in both 2008 and prior years. Assumptions used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.
(2) The amount of "All Other Compensation" reported in column (i) with respect to Mr. Reback consists of the following items: automobile allowance, $6,600; 401(k) Plan match, $2,771; and life insurance premiums, $850.
(3) The amount of "All Other Compensation" reported in column (i) with respect to Mr. Faulkner consists of the following items: automobile allowance, $6,600; 401(k) Plan match, $2,125; and life insurance premiums, $819.
(4) The amount of "All Other Compensation" reported in column (i) with respect to Mr. Vahdani consists of the following items: automobile allowance, $6,000; 401(k) Plan match, $2,375; and life insurance premiums, $819.
(5) The amount of "All Other Compensation" reported in column (i) with respect to Ms. Juretich consists of the following items: 401(k) Plan match, $921; and life insurance premiums, $626.
(6) Mr. Reback’s annual salary is $175,000. On May 1, 2008 and for the remainder of 2008, Mr. Reback agreed to a delay in payment of 50% of his salary. In 2008, Mr. Reback received $113,021 in cash, and the Company accrued $34,546 as a salary obligation on the Company’s books as of December 31, 2008, both of which are reflected in column c. Mr. Reback agreed to accept a restricted stock award for the remainder of his salary, which is reflected in column e. Effective February 1, 2009 and through the filing date of this Proxy, Mr. Reback, agreed to accept payment of 75 % of his base salary, with the remainder to be accrued on the Company’s books as an obligation.
(7) Messrs. Faulkner and Vahdani’s annual salary is $150,000. On May 1, 2008 and for the remainder of 2008, Messrs. Faulkner and Vahdani agreed to a delay in payment of 50% of their salary. In 2008, Messrs Faulkner and Vahdani received $100,000 in cash, and the Company accrued $26,250 as a salary obligation on the Company’s books as of December 31, 2008, both of which are reflected in column c. Messrs Faulkner and Vahdani agreed to accept a restricted stock award for the remainder of their salary, which is reflected in column e. Effective February 1, 2009 and through the filing date of this Proxy, Messrs. Faulkner and Vahdani, agreed to accept payment of 75 % of their base salary, with the remainder to be accrued on the Company’s books as on obligation.

(8) Ms. Juretich’s annual salary is $110,000. On May 1, 2008 and for the remainder of 2008, Ms. Juretich agreed to a delay in payment of 14% of her salary. In 2008, Ms. Juretich received $95,000 in cash, and the Company converted $3,813 in accrued salary obligation to a Senior Note as of December 31, 2008.
(9) Sales commissions earned by Mr. Faulkner are reported in column (g) under the heading “Non-Equity Incentive Plan Compensation.” There were no commissions earned in 2008. These commissions are based on sales performance and are only paid out upon attainment of sales quotas.

Grants of Plan-Based Awards

    The following table provides information about plan-based awards granted to the Company's Named Executive Officers in 2008:

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards Target ($) (1)	All Other Stock Awards: Number of Shares (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh) (12)	Grant Date Fair Value of Stock and Option Awards ($) (13)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Robert H. Reback	3/18/2008	-		300,000 (2)	$0.17	$32,005
Robert H. Reback	5/13/2008	-	182,292 (3)	-	-	21,875
Robert H. Reback	11/13/2008	-	145,833 (4)	-	-	5,833
David P. Faulkner	3/18/2008	-		250,000 (5)	0.17	26,670
David P. Faulkner	5/13/2008	-	156,250 (6)	-	-	18,750
David P. Faulkner	11/13/2008	-	125,000 (7)	-	-	5,000
Kourosh Vahdani	5/13/2008	-	156,250 (8)	-	-	18,750
Kourosh Vahdani	11/13/2008	-	125,000 (9)	-	-	5,000
Jodi M. Juretich	5/13/2008	-	64,166 (10)	-	0.12	4,817
Jodi M. Juretich	11/13/2008	-	42,778 (11)	-	0.04	1,140

(1) Annual performance bonuses (including commissions) actually earned by the Named Executive Officers for 2008 appear in column (g) in the Summary Corporation Table for 2008 on page 13 above.
(2) Mr. Reback’s option award vests 25% on March 18, 2008, June 18, 2008, September 18, 2008 and December 18, 2008, with an exercise period of seven years from date of the grant.
(3) Mr. Reback’s restricted stock award of 182,292 vests with respect to 60,764 on May 31, 2008, 60,764 on June 30, 2008 and 60,764 on July 31, 2008.
(4) Mr. Reback’s restricted stock award of 145,833 vests 100% on date of grant.
(5) Mr. Faulkner’s option award vests 25% on March 18, 2008, June 18, 2008, September 18, 2008 and December 18, 2008, with an exercise period of seven years from date of the grant.
(6) Mr. Faulkner’s restricted stock award of 156,250 vests with respect to 52,083 on May 31, 2008, 52,083 on June 30, 2008 and 52,084 on July 31, 2008.
(7) Mr. Faulkner’s restricted stock award of 125,000 vests 100% on date of grant.
(8) Mr. Vahdani’s restricted stock award of 156,250 vests with respect to 52,083 on May 31, 2008, 52,083 on June 30, 2008 and 52,084 on July 31, 2008.
(9) Mr. Vahdani’s restricted stock award of 125,000 vests 100% on date of grant.
(10) Ms. Juretich’s option award of 64,166 vests with respect to 21,388 on May 31, 2008, 21,389 on June 30, 2008 and 21,389 on July 31, 2008 with an exercise period of seven years from date of the grant.
(11) Ms. Juretich’s option award of 42,778 vests 100% on date of grant with an exercise period of seven years from date of the grant.
(12) The exercise price per share under the stock options granted in 2008 is the market closing price of the underlying shares on the date of grant.

(13) This column shows the full grant date fair value of the options and other stock awards (restricted stock) as computed under SFAS 123(R) using the market closing price of the shares on the date of the grant.

Outstanding Equity Awards at Fiscal Year-End

     This table provides information on the year-end 2008 holdings of Company stock options and unvested restricted stock awards by the Named Executive Officers.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares of Stock	of Shares of
	Unexercised	Unexercised	Option	Option	That Have	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Not Vested (#)	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date		Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)(5)	(g)(6)

Robert H. Reback	150,000	-	0.35	02/25/2009	-	-
Robert H. Reback	93,750	31,250 (1)	0.61	03/14/2010	-	-
Robert H. Reback	325,000	-	0.45	04/20/2013	-	-
Robert H. Reback	300,000	-	0.17	03/17/2015	-	-
David P. Faulkner	100,000	-	0.35	02/25/2009	-	-
David P. Faulkner	75,000	25,000 (2)	0.61	03/14/2010	-	-
David P. Faulkner	250,000	-	0.32	10/02/2013	-	-
David P. Faulkner	250,000	-	0.17	03/17/2015	-	-
David P. Faulkner	-	-	-	-	90,000	$1,800
Kourosh Vahdani	250,000	-	0.48	12/08/2009	-	-
Kourosh Vahdani	125,000	-	0.32	10/02/2013	-	-
Kourosh Vahdani	25,000	75,000 (3)	0.28	03/14/2014	-	-
Jodi M. Juretich	8,750	26,250 (4)	0.27	05/16/2014	-	-
Jodi M. Juretich	2,500	7,500 (4)	0.27	08/05/2014	-	-
Jodi M. Juretich	64,166	-	0.12	05/12/2015	-	-
Jodi M. Juretich	42,778	-	0.04	11/12/2015	-	-

(1) For Mr. Reback, the vesting dates for the unexercisable options shown in column (c) are as follows: 31,250 options (expiration date March 14, 2010) vest on March 14, 2009.
(2) For Mr. Faulkner, the vesting dates for the unexercisable options shown in column (c) are as follows: 25,000 options (expiration date March 14, 2010) vest on March 14, 2009.
(3) For Mr. Vahdani, the vesting dates for the unexercisable options shown in column (c) are as follows: 25,000 options (expiration date March 14, 2014) vest each year on March 14, 2009, 2010 and 2011.
(4) For Ms. Juretich, the vesting dates for the unexercisable options shown in column (c) are as follows: 8,750 options (expiration date of May 16, 2014) vest each year on May 15, 2009, 2010 and 2011; 2,500 options (expiration date of August 5, 2014) vest each year on August 7, 2009, 2010 and 2011.
(5) The vesting dates of the unvested shares of restricted stock show in column (f) are: For Mr. Faulkner, 90,000 shares vest January 1, 2009.

(6) Based upon the closing price per share of Company stock on December 31, 2008.

Option Exercises and Stock Vested

     No Named Executive Officers exercised Company stock options during the year ended December 31, 2008. The following table provides information on restricted stock awards held by Named Executive Officers that vested during the year ended December 31, 2008.

	Number of Shares
	Vested	Value Realized on
	Restricted Stock	Vesting ($)
Name	Awards (#)	(1)
(a)	(b)	(c)

Robert H. Reback	437,125	$21,989
David P. Faulkner	361,250	$32,979
Kourosh Vahdani	326,250	$25,979

(1) Value realized on vesting of restricted stock awards is computed using the market closing price of the shares on the date of vesting.

Potential Payments Upon Termination or Change in Control

     The information below describes and quantifies certain payments or benefits that would be payable to Named Executive Officers under their existing employment agreements and our existing plans and programs had they been terminated on December 31, 2008 or if the Company had incurred a change in control on that date. These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment such as distributions from the 401(k) Plans, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under COBRA and accrued vacation pay.

Estimated Payments Upon Termination of Employment

     As discussed on page 9, the Company does not currently have employment agreements with any of its Named Executive Officers. The Compensation Committee of the Board of Directors is currently in the process of reviewing proposed employment agreements for these officers.

Estimated Payments Upon Change in Control

     Under the Company’s 2006 Long-Term Incentive Plan and prior stock option plan, all otherwise unvested stock options and restricted stock awards held by Named Executive Officers become fully vested upon a “change of control” as defined below, without regard to whether the Named Executive Officer terminates employment. The Company’s stock option plans generally define a change of control (i) certain changes in majority of the Company’s board of directors within a 24 month period; (ii) the acquisition by any person of 50% or more of the Company’s common stock or voting securities; (iii) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by the Company’s shareholders is the surviving entity; (iv) a sale or other disposition of all or substantially all of the Company’s assets to another entity that is not controlled by the Company’s shareholders; or (v) shareholder approval of a liquidation of the Company.

     The following table shows for each Named Executive Officer the unrealized intrinsic value of his or her otherwise unvested stock options and restricted stock award on December 31, 2008 that would have vested had a change of control occurred on that day of 2008 calculated by multiplying the number of underlying shares by the per share closing price of Company stock on December 31, 2008 and, in the case of stock options, by then subtracting the applicable option exercise price:

	Intrinsic Value of
	Unvested Stock	Intrinsic Value of
	Options $	Unvested Restricted Stock $
Name	(1)	(2)
(a)	(b)	(c)
Robert H. Reback	$0	$0
David P. Faulkner	$0	$1,800
Kourosh Vahdani	$0	$0
Jodi M. Juretich	$0	$0

(1) As of December 31, 2008, the exercise price of all unvested options held by the Named Executive Officers exceeded the closing price per share. Accordingly, the intrinsic value of such options was $0.00
(2) The amounts shown in this column represent the number of unvested shares of restricted stock multiplied by the closing price per share of Company stock on December 31, 2008.

     If a change in control with respect to the Company results in acceleration of vesting of Named Executive Officer’s stock options and restricted stock, and if the value of such acceleration plus all other compensatory payments to the Named Executive Officer that are contingent on the change in control (including any severance payments upon termination of employment in connection with a change in control) exceeds 2.99 times the Named Executive Officer’s average W-2 compensation with the Company for the five taxable years preceding the year of the change of control (the “Base Period Amount”), the acceleration would result in an “excess parachute payment” under Code Section 280G. A Named Executive Officer would be subject to 20% excise tax, and the Company would be unable to deduct, the amount by which such parachute payments to a Named Executive Officer exceed one times the Named Executive Officer’s Base Period Amount. The Company has not agreed to provide to its Named Executive Officers any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

Director Compensation

     The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of directors. There is no requirement to own shares of Company common stock to serve as a director.

Cash Compensation Paid to Directors

     The non-employee directors each receive $750 per Board meeting attended and $350 per Board meeting participated in by telephone. Employee members of the Board of Directors receive no additional compensation for attendance at meetings of the Board of Directors.

Stock Awards

     During 2008, each of the three non-employee directors was granted stock options to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.12 per share, vesting over a twelve-month period, and exercisable through May 15, 2015.

Director Compensation Table

     The table below summarizes the compensation paid by the Company to, or earned by, our non-employee directors for the year ended December 31, 2008.

			Restricted	All
	Fees Earned	Option	Stock	Other
	or Paid in	Awards ($)	Awards ($)	Compensation	Total
Name (1)	Cash ($)	(2)	(2)	(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)
C. Alan Weber	$1,125	$2,346	$2,333	$-	$5,804

Scott C. Chandler	$1,500	$2,346	$2,333	$-	$6,179

Michael B. Thompson	$1,500	$2,346	$2,333	$-	$6,179

(1) Robert H. Reback served as a director of the Company in 2008 but is omitted from the Director Compensation Table because of his status as a Named Executive Officer. No additional remuneration was paid to Mr. Reback for his services as a director.
(2) The amounts shown in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes with respect to non-employee director stock options and restricted stock awards for the year ended December 31, 2008 in accordance with SFAS 123(R), and thus included amounts for awards granted in prior years and in 2008. The grant date value under SFAS 123(R) of restricted stock awards granted to each of the non-employee directors in 2008 was $3,755 (based on the award of 50,000 shares with a per share Black-Sholes value of $0.0751 per share). As of the end of fiscal year 2008, each non-employee director had outstanding options for the following number of Company shares: C. Alan Weber, 200,000 shares; Scott C. Chandler, 200,000 shares; and Michael B. Thompson, 200,000 shares.
(3) Non-employee directors did not earn or receive payment from the Company of any other compensation in 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership and periodic changes in their ownership of the Company's common stock with the Securities and Exchange Commission. These reports are made on Forms 3, 4, and 5. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of Forms 3, 4, and 5 received with respect to fiscal year 2008, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options and warrants), as of March 31, 2009, for each beneficial owner of more than 5% of the Company's common stock that is known to the Company:

	Number of
	Shares of	Percent of
Name and Address	Common Stock	Ownership
Tsunami Network Partners Corporation (1)	2,724,911	8.12%

(1) The address for Tsunami Network Partners Corporation is c/o Tsunami Network Partners Corporation 3-6-1-Shin-Yokohama, Kouhoku-Ku, Yokohama-City, Kanagawa Japan 222-0033.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options and warrants), as of March 31, 2009, for each director and executive officer of the Company, and all executive officers and directors as a group:

	Number of
	Shares of	Percent of
Name, Title, and Address (1)	Common Stock	Ownership (9)
Robert H. Reback, President, CEO and Director (2)	1,576,625	4.58%
C. Alan Weber, Director (3)	225,000	*
Scott C. Chandler Director (4)	225,000	*
Michael B. Thompson, Director (5)	225,000	*
David P. Faulkner, Exec. VP of Sales & Mktg. (6)	1,151,250	3.36%
Kourosh Vahdani, VP of Global Services (7)	831,250	2.44%
Jodi M. Juretich, Chief Financial Officer(8)	141,350	*
Executive officers and directors
as a group (7 persons)	4,375,475	12.79%

         _____________________

* Less than 1%.

(1) The addresses for Messrs. Reback, Weber, Chandler, Thompson, Faulkner, and Vahdani and Ms. Juretich are c/o Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.
(2) Includes 750,000 shares of common stock which Mr. Reback has the right to acquire within 60 days upon the exercise of stock options and 62,500 shares which Mr. Reback has the right to acquire within 60 days upon the exercise of warrants.
(3) Includes 200,000 shares of common stock which Mr. Weber has the right to acquire within 60 days upon the exercise of stock options.
(4) Includes 200,000 shares of common stock which Mr. Chandler has the right to acquire within 60 days upon the exercise of stock options.
(5) Includes 200,000 shares of common stock which Mr. Thompson has the right to acquire within 60 days upon the exercise of stock options.
(6) Includes 600,000 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of stock options and 20,000 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of warrants.
(7) Includes 425,000 shares of common stock which Mr. Vahdani has the right to acquire within 60 days upon the exercise of stock options.
(8) Includes 126,944 shares of common stock which Ms. Juretich has the right to acquire within 60 days upon the exercise of stock options and 14,406 shares of common stock which Ms. Juretich has the right to acquire within 60 days upon the exercise of warrants
(9) All applicable percentage ownership is based on 33,643,057 shares of common stock issued as of the Record Date, together with applicable options and warrants for the share owners. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after the Record Date and shares of common stock subject to restricted stock awards currently vested or vesting within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 (including audited consolidated financial statements) is available at http://www.cimetrix.com/Investors/2009ProxyMaterials/ Paper copies will be furnished without charge to beneficial shareholders or shareholders of record upon request to Jodi M. Juretich, Chief Financial Officer, Secretary and Treasurer, Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.

SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals for action at the Company's 2010 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 2010. Such proposals should be addressed to the Company's Secretary at the Company's address and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. The company may exercise discretionary voting authority under proxies it solicits to vote, as the proxy holders deems appropriate, on any shareholder proposals submitted to the Company subsequent to March 30, 2010.

OTHER SECURITY HOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING

     For any proposal that is not submitted for inclusion in the 2010 Proxy Statement but is instead sought to be presented directly at the 2010 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company (1) receives notice of the proposal before the close of business on March 9, 2010, and advises share owners in the 2010 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 9, 2010. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to the Company's Secretary, at the Company's address.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

     The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in one of the following ways:

  In writing, to Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757, Attention Board of Directors

  By e-mail, at directors@cimetrix.com.

     Matters relating to the Company's consolidated financial statements, accounting practices or internal controls should be specifically addressed to the Chairman of the Audit Committee. As a matter of policy, a copy of all other written communications from shareholders will be provided to the Chairman of the Audit Committee.

     The Board of Directors encourages attendance by our directors at the Annual Meeting of Shareholders. All four members of the Company's Board of Directors attended our Annual Meeting held in 2007. There was no Annual Meeting held in 2008.

OTHER MATTERS

     Management knows of no matters other than those listed in the attached Notice of the Annual Meeting, which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in this proxy will vote all proxies given to them in accordance with their best judgment of such matters.

By Order of the Board of Directors, By:/s/ Jodi M. Juretich
April 30, 2009 Salt Lake City, Utah	Jodi M. Juretich Chief Financial Officer, Secretary and Treasurer